UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☒	Soliciting Material Pursuant to § 240.14a-12.

EverBank Financial Corp

(Name of Registrant as Specified In Its Charter)

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TIAA To Acquire EverBank

Agreement Launches New Chapter for Our Company

Dear Colleagues:

Earlier today, EverBank and TIAA, one of the country’s largest and most-respected financial services firms, announced an agreement for TIAA to acquire our company. We believe this acquisition marks the start of a very promising new chapter in EverBank’s history and will enable us to grow and continue the journey we began together more than two decades ago.

We’re extremely excited about the many new possibilities the joining of our two companies will bring. We’d like to tell you more about the transaction, the important decisions behind it and the coming steps in this process.

Under the terms of the agreement announced today, TIAA will acquire EverBank and its subsidiaries. For more details on the transaction, we encourage you visit our corporate intranet transaction page corporate intranet transaction page, which features TIAA’s press release, an FAQ document and other important information.

Our two companies are a great fit for many reasons [Video Link].

EverBank brings to TIAA robust, nationwide consumer and commercial banking and lending platforms, along with decades of deep experience in these businesses. TIAA offers EverBank substantial scale, enormous financial and other resources, and nearly 100 years of experience providing investing, banking, advice and guidance and retirement services to its customers.

TIAA truly is a special organization with a unique mission. A private company with a non-profit heritage, TIAA helps millions at academic, medical, research and cultural organizations – the people whose work makes the world a better place – retire with financial security.

TIAA is a Fortune 100 firm and serves more than 16,000 institutions and more than 5 million individuals. At June 30, 2016, TIAA had $889 billion in assets under management and nearly 13,000 employees. Headquartered in New York City, TIAA also has significant operations in Charlotte, Dallas and Denver. Following the transaction, TIAA intends to combine their bank and EverBank’s operations to form a full-service banking company headquartered in Jacksonville.

As the largest provider of 403(b) pension plans for the non-profit community, TIAA is ranked number-one serving the retirement markets for higher-education and not-for-profit institutions, and number-one among all financial firms serving the not-for-profit and K-12 education retirement markets.

TIAA is renowned in our industry for making insightful, very long-term strategic investments to sustain its growth and client needs for decades to come. For example, in 2014 TIAA acquired the venerable asset-management firm Nuveen Investments, substantially broadening the array of investment products and services TIAA offers and expanding their customer base.

Looking to the future, TIAA sees EverBank’s banking and lending platforms as catalysts for its growth. Today, TIAA has a direct bank, and it envisions a more robust bank in the future. Our home lending platforms provide new products and services for TIAA customers. And our commercial businesses bring new expertise and capabilities.

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We anticipate that the transaction will close in the first half of 2017, subject to approval by our stockholders and regulators.

In the meantime, it remains business as usual for us at EverBank as we continue to serve our clients. We’ll provide you regular updates on our progress, and you’ll be hearing soon from leaders at TIAA.

When the transaction with TIAA is complete, EverBank will again be part of a private company. We’re particularly happy to be joining an organization with a long and rich history of service to its members, a mission-focused culture and strong core values much like our own.

Together at EverBank we’ve built a world-class financial services company poised for an even brighter future. EverBank’s success is your accomplishment. Every associate of our company has played an important role making EverBank what it is today, and each of you should take great pride in the remarkable company you’ve helped build.

We thank you for all you do for EverBank each and every day, and we look forward to speaking with you in the coming weeks about this exciting and bold new chapter in our story.

Sincerely,

Rob Clements and Blake Wilson

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed Merger between EverBank Financial Corp and TIAA. In connection with the Merger, EverBank Financial Corp intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. INVESTORS AND STOCKHOLDERS OF EVERBANK FINANCIAL CORP ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING EVERBANK FINANCIAL CORP’S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. Investors and stockholders will be able to obtain copies of the documents, when filed, free of charge at the SEC’s website https://www.sec.gov/. Investors and stockholders may also obtain copies of documents filed by EverBank Financial Corp with the SEC by contacting EverBank Financial Corp at Investor Relations, EverBank Financial Corp, 501 Riverside Ave. 12th Floor, Jacksonville, FL 32202, by email at scott.verlander@everbank.com, or by visiting EverBank Financial Corp’s website http://about.everbank/investors/.

Participants in Solicitation

TIAA and EverBank Financial Corp and its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of EverBank Financial Corp Common Stock in connection with the proposed Merger. Information about EverBank Financial Corp’s directors and executive officers is available in EverBank Financial Corp’s proxy statement for its 2016 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2016. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC regarding the proposed merger when they become available. Investors and stockholders should read the proxy statement carefully when it becomes available before making any investment or voting decisions.

©2016 EverBank. All Rights Reserved.	Last Modified 8/7/16 2

Cautionary Statement Regarding Forward-Looking Statements

This communication contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be protected by the safe harbor provided therein. We generally identify forward-looking statements, particularly those statements regarding the benefits of the proposed Merger between TIAA and EverBank Financial Corp, the anticipated timing of the transaction and the products and markets of each company, by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” “projects,” “strategy,” “future,” “opportunity,” “will likely result” or the negative version of those words or other comparable words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict.

A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements in this communication, including, but not limited to: the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect EverBank Financial Corp’s business and the price of EverBank Financial Corp Common Stock; required governmental approvals of the Merger may not be obtained or may not be obtained on the terms expected or on the anticipated schedule, and materially burdensome or adverse regulatory conditions may be imposed in connection with any such governmental approvals; EverBank Financial Corp’s stockholders may fail to approve the Merger; the parties to the Merger Agreement may fail to satisfy other conditions to the completion of the Merger, or may not be able to meet expectations regarding the timing and completion of the Merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the effect of the announcement or pendency of the Merger on EverBank Financial Corp’s business relationships, operating results, and business generally; risks that the proposed Merger disrupts current plans and operations of EverBank Financial Corp and potential difficulties in EverBank Financial Corp employee retention as a result of the Merger; risks related to diverting management’s attention from EverBank Financial Corp’s ongoing business operations; the outcome of any legal proceedings that may be instituted against EverBank Financial Corp related to the Merger Agreement or the Merger; the amount of the costs, fees, expenses and other charges related to the Merger; the ability of TIAA to successfully integrate EverBank Financial Corp’s operations, product lines, and technology; the ability of TIAA to implement its plans, forecasts, and other expectations with respect to EverBank Financial Corp’s business after the completion of the proposed merger and realize additional opportunities for growth and innovation; the impact of changes in interest rates; and political instability. For additional factors that could materially affect our financial results and our business generally, please refer to EverBank Financial Corp’s filings with the SEC, including but not limited to, the factors, uncertainties and risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Neither TIAA nor EverBank Financial Corp undertakes any obligation to revise these statements following the date of this communication, except as required by law.

©2016 EverBank. All Rights Reserved.	Last Modified 8/7/16 3